CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 150 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated July 17, 2012, relating to the financial statements and financial highlights of Putnam Dynamic Asset Allocation Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
September 24, 2012